UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant [X] Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-12

Datatec Systems, Inc. (Name of Registrant as Specified In Its Charter)
_________________________________________________________________________________ (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
_________________________________________________________________________________
	2)	Aggregate number of securities to which transaction applies:
_________________________________________________________________________________
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_________________________________________________________________________________
	4)	Proposed maximum aggregate value of transaction:
_________________________________________________________________________________
	5)	Total fee paid:
_________________________________________________________________________________

[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
___________________________________________________________________________________
	2)	Form, Schedule or Registration Statement No.:
___________________________________________________________________________________
	3)	Filing Party:
___________________________________________________________________________________
	4)	Date Filed:
___________________________________________________________________________________

DATATEC SYSTEMS, INC.

September ___, 2003

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Datatec Systems, Inc., which will be held at 23 Madison Road, Fairfield, New Jersey 07004, on Tuesday, October 21, 2003 at 10:00 A.M., local time.

Information about the Annual Meeting, including a listing and discussion of the matters on which the stockholders will act, may be found in the attached Notice of Annual Meeting and Proxy Statement.

We hope that you will be able to attend the Annual Meeting. However, whether or not you anticipate attending in person, I urge you to complete, sign and return the enclosed proxy card promptly to ensure that your shares will be represented at the Annual Meeting. If you do attend, you will, of course, be entitled to vote in person, and if you vote in person, such vote will nullify your proxy.

Sincerely,

ISAAC GAON
Chairman of the Board
and Chief Executive Officer

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

DATATEC SYSTEMS, INC.
23 Madison Road
Fairfield, New Jersey 07004

_____________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

_____________

To our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Datatec Systems, Inc., a Delaware corporation (the "Company"), will be held at 23 Madison Road, Fairfield, New Jersey 07004, on Tuesday, October 21, 2003 at 10:00 A.M., local time, for the following purposes:

1.	To elect seven (7) members to the Board of Directors of the Company to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified;

2.

To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's capital stock from seventy-nine million (79,000,000) shares to one hundred twenty-nine million (129,000,000) shares;

3.	To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending April 30, 2004; and

4.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only stockholders of record at the close of business on September 18, 2003 will be entitled to notice of, and to vote at, the Annual Meeting.

Please sign and promptly mail the enclosed proxy, whether or not you plan to attend the Annual Meeting, in order that your shares may be voted for you. A return envelope is provided for your convenience.

By Order of the Board of Directors,

ISAAC GAON
Chairman of the Board and
Chief Executive Officer

Dated: September ___, 2003
Fairfield, New Jersey

DATATEC SYSTEMS, INC.
23 Madison Road
Fairfield, New Jersey 07004

__________________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

October 21, 2003
__________________________

This Proxy Statement is being furnished to the stockholders of Datatec Systems, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies ("Proxies") for the Annual Meeting of Stockholders to be held at 23 Madison Road, Fairfield, New Jersey 07004, on Tuesday, October 21, 2003, at 10:00 A.M., local time, and any adjournment or postponement thereof (the "Annual Meeting"). At the Annual Meeting, the stockholders will be asked to (i) elect seven (7) directors, (ii) approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's capital stock from seventy-nine million (79,000,000) shares to one hundred twenty-nine million (129,000,000) shares, (iii) ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending April 30, 2004, and (iv) consider and act upon such other business as may properly come before the Annual Meeting. It is expected that the Notice of Annual Meeting, Proxy Statement and form of Proxy will first be mailed to stockholders on or about September ___, 2003.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on September 18, 2003 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. As of the close of business on the Record Date, there were ______________ outstanding shares of the Company's common stock, $.001 par value (the "Common Stock"). Each outstanding share of Common Stock is entitled to one vote. There was no other class of voting securities of the Company outstanding on the Record Date. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum.

PROXIES AND VOTING RIGHTS

Shares of Common Stock represented by Proxies, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares of Common Stock represented thereby will be voted (i) for the election of the persons who have been nominated by the Board of Directors as directors of the Company, (ii) for approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's capital stock from seventy-nine million (79,000,000) shares to one hundred twenty-nine million (129,000,000) shares, (iii) for the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending April 30, 2004, and (iv) for any other matter that may properly be brought before the Annual Meeting in accordance with the judgment of the person or persons voting the Proxy.

The execution of a Proxy will in no way affect a stockholder's right to attend the Annual Meeting and vote in person. Any Proxy executed and returned by a stockholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Annual Meeting, or by execution of a subsequent Proxy which is presented at the Annual Meeting, or if the stockholder attends the Annual Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. Broker "non-votes" and the shares of Common Stock as to which a stockholder abstains are included for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

The management of the Company knows of no matters which are to be presented for consideration at the Annual Meeting other than those specifically described in the Notice of Annual Meeting of Stockholders, but, should other matters, which the Company is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, it is the intention of the persons designated as proxies to vote on them in accordance with their judgment.

All expenses in connection with this solicitation will be borne by the Company. In addition to the use of the mails, proxy solicitations may be made by telephone, telegraph and personal interview by officers, directors and employees of the Company. The Company will, upon request, reimburse brokerage houses and persons holding shares in the names of their nominees for their reasonable expenses in sending solicitation material to their principals.

OWNERSHIP OF SECURITIES

The following table sets forth information concerning ownership of the Common Stock outstanding as of August 29, 2003 by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock, (ii) each director, (iii) each nominee for election as a director, (iv) each of the executive officers named in the summary compensation table, and (v) all executive officers and directors of the Company as a group.

Name and Address of Beneficial Owner(1)	Amount of Shares Beneficially Owned(2)	Percentage of Class
Isaac J. Gaon (3)	2,005,091	4.0%
Raymond R. Koch (4)	174,999	*
Mark J. Hirschhorn (5)	45,000	*
William J. Adams, Jr. (6)	72,000	*
David M. Milch (7)	1,015,305	2.1%
Robert H. Friedman (8)	202,946	*
Walter Grossman (9)	705,975	1.5%
Mark L. Berenblut (10)	48,000	*
J. Oliver Maggard (11)	8,000	*
All directors and officers as a group (9 persons) (12)	4,277,316	8.4%

______________

  Less than 1%
(1)	Unless otherwise indicated, all addresses are c/o Datatec Systems, Inc., 23 Madison Road, Fairfield, New Jersey 07004.
(2)

Beneficial ownership has been determined in accordance with Rule 13d-3 ("Rule 13d-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and unless otherwise indicated, represents shares for which the beneficial owner has sole voting and investment power. Each person's percentage of class is calculated in accordance with Rule 13d-3 and includes options or other rights to subscribe which are exercisable within 60 days from August 29, 2003 held by such person (but not those held by any other person). Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

(3)	Mr. Gaon's beneficial ownership includes options exercisable within 60 days from August 29, 2003 to purchase an aggregate of 1,611,968 shares of Common Stock.
(4)	Mr. Koch's beneficial ownership consists of options exercisable within 60 days from August 29, 2003 to purchase an aggregate of 174,999 shares of Common Stock.
(5)	Mr. Hirschhorn's beneficial ownership includes options exercisable within 60 days from August 29, 2003 to purchase an aggregate of 25,000 shares of Common Stock.
(6)

Mr. Adams, Jr.'s beneficial ownership consists of options exercisable within 60 days from August 29, 2003 to purchase 72,000 shares of Common Stock. Mr. Adams, Jr.'s address is c/o WhiteSpace, Inc., 555 East Main Street, Chester, New Jersey 07930.

(7)

Dr. Milch's beneficial ownership includes options exercisable within 60 days from August 29, 2003 to purchase 528,000 shares of Common Stock. Dr. Milch's address is c/o Davco Consultants, Inc., 114 East 13th Street, New York, New York 10003.

(8)

Mr. Friedman's beneficial ownership includes options exercisable within 60 days from August 29, 2003 to purchase 168,000 shares of Common Stock. Mr. Friedman's address is c/o Olshan Grundman Frome Rosenzweig & Wolosky LLP, 505 Park Avenue, New York, New York 10022-1170.

(9)

Mr. Grossman's beneficial ownership includes (a) 125,000 shares of Common Stock held by Carlisle Capital LLC, of which Mr. Grossman is the sole managing member, (b) 192,975 shares of Common Stock owned by his spouse, (c) 40,000 shares of Common Stock held by trusts for the benefit of his daughters, and (d) options exercisable within 60 days from August 29, 2003 to purchase an aggregate of 48,000 shares of Common Stock. Mr. Grossman's address is c/o Brookehill Capital Partners, Inc., 1221 Post Road East, Westport, Connecticut 06880.

(10)

Mr. Berenblut's beneficial ownership consists of options exercisable within 60 days from August 29, 2003 to purchase 48,000 shares of Common Stock. Mr. Berenblut's address is 27 Shelborne Avenue, Toronto, Ontario, Canada M5N 1Y8.

(11)

Mr. Maggard's beneficial ownership consists of options exercisable within 60 days from August 29, 2003 to purchase 8,000 shares of Common Stock. Mr. Maggard's address is c/o Caymus Partners, LLC, 505 Park Avenue, Suite 1700, New York, New York 10022.

(12)	Consists of the shares and options shown in footnotes (3) to (11) above.

PROPOSAL 1

ELECTION OF DIRECTORS

Unless otherwise specified, all Proxies received will be voted in favor of the election of the persons named below as directors of the Company, to serve until the next annual meeting of stockholders of the Company and until their successors shall be duly elected and qualify.

The terms of the current directors expire at the Annual Meeting and when their successors are duly elected and qualify. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director. Should any of the nominees not remain a candidate for election at the date of the Annual Meeting, the Proxies will be voted in favor of those nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors.

There are, to the knowledge of the Company, no agreements, arrangements or understandings by which these nominees were so selected. No family relationships (as such term is defined in Item 401 of Regulation S-K) exist between any directors or executive officers of the Company.

Information Concerning Nominees

The names of the nominees and certain biographical information concerning each of them are set forth below:

Name	Age	Position with the Company
Isaac J. Gaon	54	Chairman of the Board and Chief Executive Officer
David M. Milch	48	Director
William J. Adams, Jr.	54	Director
Robert H. Friedman	50	Director
Walter Grossman	59	Director
Mark L. Berenblut	47	Director
J. Oliver Maggard	48	Director

Isaac J. Gaon, Chairman of the Board since December 1997 and Director since 1992, has served as the Chief Executive Officer since October 1994. He served as Chief Financial Officer from April 1992 until October 1994. From September 1987 to December 1991, Mr. Gaon, a chartered accountant, served as President and Chief Executive Officer of Toronto-based NRG, Inc. (a subsidiary of Gestetner International), an office equipment supplier, and in several senior management roles within Gestetner Canada and Gestetner USA.

Dr. David M. Milch, Director since October 1996, has been a director and principal since 1983 of Bermil Industries Corporation, a closely held diversified company owned by the Milch family involved in the manufacture, sale, financing, and distribution of capital equipment, and in real estate development. Dr. Milch is also the sole stockholder of Davco Consultants, Inc., a corporation that he founded in 1989 for the purpose of identifying, advising, and investing in emerging growth technologies.

William J. Adams, Jr., Director since April 2000, has served as the President of WhiteSpace, Inc., a consulting firm specializing in marketing techniques for technology-based firms, since he founded such firm in February 1998. Prior to that time and since January 1994, Mr. Adams, Jr. served as the President of Infosource, Inc., an information technology consulting firm that he also founded. From November 1996 to February 1998, Mr. Adams, Jr. held several management positions with Perot Systems Corp., a consulting systems integrator.

Robert H. Friedman, Director since August 1994, has been a partner with Olshan Grundman Frome Rosenzweig & Wolosky LLP, a New York City law firm, since August 1992. Prior to that time and since September 1983 he was with Cahill Gordon & Reindel, also a New York City law firm. Mr. Friedman specializes in corporate and securities law matters. Mr. Friedman is also a member of the faculty of the Practicing Law Institute.

Walter Grossman, Director since May 2001, is also Chairman of Brookehill Capital Partners, Ltd., a private investment firm. He began his professional work experience at the Department of Commerce in Washington, D.C. and then joined the investment firm of E.F. Hutton. In 1970, he joined Loeb, Rhoades & Co. as Vice President and subsequently the institutional research firm of Faulkner, Dawkins & Sullivan before founding Brookehill Capital Management in 1978.

Mark L. Berenblut, Director since June 2001, has also been a managing partner of Carnegie Hill Investment Partners, a venture capital investment fund, since March 2001 and the managing partner of Berenblut Consulting, a strategy, finance and economics consulting firm, since January 2001. He is qualified as a Chartered Accountant and Chartered Business Valuator. He was an equity partner with Arthur Andersen LLP from 1992 to November 2000. Mr. Berenblut is also a member of the advisory boards of a technology investment fund and a charitable endowment fund.

J. Oliver Maggard, Director since May 2003, has been a Managing Director at Harpeth Capital since October 2002, engaging in investment banking activities in the consumer, healthcare and business service industries. Prior to that, Mr. Maggard was a partner of Regent Capital Partners, L.P., a private equity firm with a focus on middle market companies, which he co-founded in 1994. Prior to that, Mr. Maggard held various investment banking positions at Bankers Trust Company, Kidder Peabody & Company, Inc., Drexel Burnham Lambert Incorporated and E.F. Hutton & Company.

Required Vote

Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. Votes withheld and broker non-votes are not counted toward a nominee's total.

Recommendation of the Board of Directors

The Board of Directors of the Company recommends a vote "FOR" the election of each of the nominees.

Meetings and Committees of the Board of Directors

During the fiscal year ended April 30, 2003 ("Fiscal 2003"), the Company's Board of Directors formally met on four occasions. Each of the directors attended (or participated by telephone in) more than 75% of such meetings of the Board of Directors and Committees on which he served during Fiscal 2003. During Fiscal 2003, the Board of Directors also acted by unanimous written consent in lieu of a meeting on eight occasions. The Board of Directors has no committees other than the Compensation Committee, the Nominating Committee and the Audit Committee.

The Compensation Committee of the Company's Board of Directors is currently composed of William Adams, Jr., Walter Grossman and Mark Berenblut. David Milch and Frank Brosens, each of whom served on the Compensation Committee during Fiscal 2003, no longer serve on such Committee. The purpose of this committee is to review and approve the compensation of the Company's executive officers and to administer and interpret the Company's stock option plans. During Fiscal 2003, the Compensation Committee met on one occasion and acted one time by unanimous written consent in lieu of a meeting.

The Nominating Committee of the Company's Board of Directors is currently composed of Isaac Gaon, William Adams, Jr. and David Milch. The purpose of this Committee is to select and nominate directors for election at the Company's annual meetings of stockholders. The Nominating Committee did not meet or act by unanimous written consent in lieu of a meeting during Fiscal 2003. The Nominating Committee will consider candidates recommended by stockholders. Stockholders wishing to recommend candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company and providing the candidate's name, biographical data and qualifications.

The Audit Committee of the Company's Board of Directors is currently composed of Walter Grossman, Mark Berenblut and J. Oliver Maggard. Frank Brosens, who served on the Audit Committee during Fiscal 2003, no longer serves on such Committee. The Audit Committee recommends the Company's independent auditors, reviews the scope of their engagement, consults with the auditors, reviews the results of their examination, acts as liaison between the Board of Directors and the auditors and reviews various Company policies, including those relating to accounting and internal controls. The Company's Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee met on five occasions during Fiscal 2003 and did not act by unanimous written consent in lieu of a meeting.

Executive Officers

The Company's executive officers, who are not also directors of the Company, as well as additional information with respect to such persons is set forth below. Information with respect to executive officers of the Company who are also directors is set forth in "Information Concerning Nominees" above.

Name	Age	Position with the Company
Raymond R. Koch	58	Chief Operating Officer
Mark J. Hirschhorn	39	Chief Financial Officer

Raymond R. Koch, Chief Operating Officer, joined the Company in July 2001. From April 2000 to December 2000, Mr. Koch was President and Chief Operating Officer for Nua Limited, Dublin, Ireland, an Internet software development and e-learning organization. From 1989 to 2000, Mr. Koch held several senior executive positions with the Company and its subsidiary Datatec Industries, Inc. as follows: Chief Operating Officer and Executive Vice President of the Company from 1996 to 2000; President and Chief Operating Officer of Datatec Industries from 1994 to 1996; President of Datatec Industries from 1991 to 1994; and Executive Vice President of Datatec Industries from 1989 to 1991.

Mark J. Hirschhorn, Chief Financial Officer, joined the Company in March 2003. From March 2001 to October 2002, Mr. Hirschhorn was Vice President and Chief Financial Officer of Radianz, Ltd.; from July 2000 to March 2001, Mr. Hirschhorn was Vice President and Chief Financial Officer of Skyauction.com, Inc.; from April 1999 to June 2000, Mr. Hirschhorn was Vice President and Chief Financial Officer of Deltathree, Inc.; and from January 1996 to April 1999, Mr. Hirschhorn was Vice President and Global Controller for RSL Communications, Ltd. Mr. Hirschhorn, a certified public accountant, began his career with Deloitte and Touche LLP in New York.

The officers of the Company are elected annually by the Board of Directors at its meeting following the Annual Meeting of Stockholders and hold office at the discretion of the Board of Directors. There are, to the knowledge of the Company, no agreements, arrangements or understandings by which the officers were so elected. No family relationships (as such term is defined in Item 401 of Regulation S-K) exist between any directors or executive officers of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representation from certain reporting persons, the Company believes, during the fiscal year ended April 30, 2003, that there was compliance with all Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders.

Executive Compensation

Summary Compensation Table

The following table sets forth information for the fiscal years ended April 30, 2001, 2002 and 2003 with respect to annual and long-term compensation for services in all capacities to the Company of (i) the chief executive officer, (ii) the Company's other executive officers who received compensation of at least $100,000 during the fiscal year ended April 30, 2003 and (iii) an individual who resigned as an executive officer during the fiscal year ended April 30, 2003, but who received compensation of at least $100,000 during the fiscal year ended April 30, 2003 (collectively, the "Named Officers").

SUMMARY COMPENSATION TABLE
		Annual Compensation (1)		Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards Securities Underlying Options/SARs (#)
Isaac J. Gaon, Chairman of the Board and Chief Executive Officer	2003 2002 2001	$350,000 $350,000 $346,772	-- -- --	-- -- 700,000
Raymond R. Koch, Chief Operating Officer (2)	2003 2002	$225,000 $187,654	$56,250 $28,125	50,000 125,000
Albert Pastino, Chief Financial Officer (3)	2003	$123,077	$25,000	60,000
(1)

The value of personal benefits for executive officers during Fiscal 2003 that might be attributable to management as executive fringe benefits such as automobiles and club dues cannot be specifically or precisely determined; however, it would not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for any individual named above.

(2)	Mr. Koch joined the Company in July 2001.
(3)	Mr. Pastino resigned in December 2002.

Option Grants Table

The following table sets forth certain information regarding stock option grants made to each of the Named Officers during Fiscal 2003.

OPTION/SAR GRANTS IN LAST FISCAL YEAR
	Individual Grants				Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Number Of Securities Underlying Option/SARs Granted (#)	Percent Of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Of Base Price ($/Sh)	Expiration Date	5%	10%
Raymond R. Koch	50,000	10%	$0.78	03/31/13	24,527	62,156
Albert Pastino	60,000	12%	$0.91(2)	05/06/12

__________________
(1)

The potential realizable portion of the foregoing table illustrates value that might be realized upon exercise of options immediately prior to the expiration of their term, assuming (for illustrative purposes only) the specified compounded rates of appreciation on the Common Stock over the term of the option. These numbers do not take into account provisions providing for termination of the option following termination of employment, non-transferability or difference in vesting periods.

(2)	Mr. Pastino's options have terminated as a result of his resignation.

Aggregated Option Exercises and Year-End Option Values Table

The following table sets forth certain information concerning stock options exercised during Fiscal 2003 and stock options that were unexercised at the end of Fiscal 2003 with respect to the Named Officers.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
OPTION/SAR VALUES
			Number Of Securities Underlying Unexercised Options/SARs At Fiscal Year-End (#)		Value of Unexercised In-The-Money Options/SARs at Fiscal Year-End ($) (1)
Name	Shares Acquired On Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Isaac J. Gaon	--	--	1,365,488	33,333	$9,900	--
Raymond R. Koch	--	--	99,998	75,002	$61,665	$45,335

_______________________
(1)

Represents the total gain that would be realized if all in-the-money options held at April 30, 2003 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and $1.36 per share, which was the closing bid price per share of our common stock on April 30, 2003. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

Directors Compensation

Each non-employee director receives a fee of $1,000 per meeting attended. Members of the Audit Committee also receive an annual fee of $20,000 and the Chairperson of the Audit Committee receives an annual fee of $25,000. Members of the Compensation Committee receive an annual fee of $7,000 and the Chairperson of the Compensation Committee receives an annual fee of $10,000. The members of the Board are also eligible for reimbursement of their reasonable expenses incurred in connection with attendance of Board meetings. In addition, each director who is not employed by the Company receives a grant of options to purchase 24,000 shares of common stock on the date that such director first becomes a director and on the day which is the yearly anniversary date after serving on the Board.

Employment Agreements

Isaac Gaon is employed as our Chairman of the Board and Chief Executive Officer under an employment agreement dated as of May 1, 2003, for a term ending on April 30, 2006. The agreement provides for an initial base salary of $400,000 which is increased annually by a percentage equal to the percentage by which the Consumer Price Index for Urban Borrowers and Clerical Workers: New York, N.Y.-Northeastern New Jersey shall have been increased over the preceding year. The agreement also provides for incentive compensation in an amount of up to 25% of the base salary based upon profits, stock market returns and Board discretion. In the event of his disability, Mr. Gaon is to receive the full amount of his base salary for six months. Upon a change of control of the Company that results in Mr. Gaon's removal from the Board of Directors, a significant change in the conditions of his employment or other breach of the agreement, he is to receive liquidated damages equal to 2.99 times the "base amount," as defined in the United States Internal Revenue Code of 1986, as amended, of his compensation. Upon early termination by us without cause or by Mr. Gaon with good reason, we are required to pay Mr. Gaon the remainder of the salary owed him for the employment period, but in no event shall such payment be less than $500,000. Additionally, Mr. Gaon will be entitled to undistributed bonus payments, as well as pro-rata unused vacation time payments. In addition, following termination by us without cause, or termination by Mr. Gaon for good reason, we are obligated to purchase all Mr. Gaon's stock options, whether exercisable or not, for a price equal to the difference between the fair market value of our common stock on the date of termination and the exercise price of such options.

Raymond Koch is employed as Chief Operating Officer pursuant to a letter agreement dated July 5, 2001, for an unspecified term. The agreement provides for an annual base salary of $225,000. Pursuant to the agreement, Mr. Koch has been granted options to purchase an aggregate of 125,000 shares of Common Stock. Mr. Koch is also entitled to a bonus of up to 25% of his base salary and annual option grants to purchase up to 50,000 shares of Common Stock based on the Company achieving certain performance goals. Upon termination by the Company without cause, Mr. Koch is entitled to six months severance pay and benefits.

Mark Hirschhorn is employed as Chief Financial Officer of the Company under an Employment Agreement dated as of March 3, 2003, for an unspecified term. The agreement provides for an annual base salary of $250,000. In accordance with the agreement, Mr. Hirschhorn has been granted options to purchase an aggregate of 75,000 shares of Common Stock. Mr. Hirschhorn is also entitled to a bonus of up to 25% of his base salary and an unspecified amount of option grants annually. Upon termination by the Company without cause, or by Mr. Hirschhorn for good reason, Mr. Hirschhorn is entitled to six months severance pay and benefits.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	4,001,556	$2.90	1,773,806
Equity compensation plans not approved by security holders	--	--	--

Total	4,001,556	$2.90	1,773,806

Compensation Committee Interlocks and Insider Participation

William Adams, Jr., Walter Grossman, Mark Berenblut, David Milch and Frank Brosens each served as a member of the Compensation Committee during Fiscal 2003. Neither Messrs. Adams, Jr., Grossman, Berenblut, Milch nor Brosens was a party to transactions with the Company which would require disclosure under Item 402(j) of Regulation S-K. See Certain Relationships And Related Transactions below.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Executive Compensation Policy

In reaching its decisions regarding executive compensation, the Compensation Committee was guided by the following philosophy:

1.	Total cash compensation levels (salary plus annual bonus) should be set at levels consistent with competitive practice at other open systems computer integration companies of similar size.
2.	Performance objectives, used to determine incentive bonuses, should be explained and confirmed in advance.
3.	Stock based incentives should be sufficient to promote alignment of interests between executives and stockholders, while ensuring that stockholders must benefit before executives do.
4.	Employment security arrangements should provide competitive benefits while encouraging executives to make decisions that will maximize long-term stockholder value.

Compensation Programs for Executive Officers

This section describes the compensation programs for executive officers that were in effect in fiscal 2003 and the programs approved by the Compensation Committee for fiscal 2004.

Base Salary

Base salary levels are primarily a function of competitive practice at other companies for positions of similar scope and responsibility. Other factors that influence base salary levels include the incumbent's tenure with the Company, individual performance, potential earnings from comparable outside positions and the performance of the Company.

Mr. Gaon's salary for fiscal 2003 was $350,000, which reflected a competitive salary for his position for similarly sized companies. Mr. Gaon did not receive an incentive bonus in fiscal 2003. On May 1, 2003, the Company entered a new employment agreement with Mr. Gaon described above under "Executive Compensation - Employment Agreements."

Incentive Bonus Program

The Compensation Committee considers cash performance bonuses for its executives, including the Chief Executive Officer, in accordance with the following terms: competitive practice at other companies for positions of similar scope and responsibility; overall performance of the Company; individual performance of the executive; and transactions effected for the benefit of the Company which are outside the ordinary business and directly accomplished through the efforts of the executive.

Stock Option Program

During Fiscal 2003, options to purchase an aggregate of 110,000 shares of Common Stock were granted to the Named Officers under the Company's 2000 Stock Option Plan. Grants under the Company's stock option plan are made to provide incentives to executive officers to contribute to corporate growth and profitability and are based on the Compensation Committee and the Board's judgment of an employee's contribution to the success of the Company's operations.

Submitted by Current Compensation Committee

William Adams, Jr.
Walter Grossman
Mark Berenblut

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors has furnished the following report on its activities with respect to its oversight responsibilities during Fiscal 2003. The report is not deemed to be "soliciting material," or to be "filed" with the Commission or subject to the Commission's proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into any such filing.

Based on its written charter, the Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. During Fiscal 2003, the Audit Committee of the Board of Directors was comprised of three directors, Frank Brosens, Walter Grossman and Mark Berenblut. Mr. Brosens has since resigned from the Board of Directors. Following his election to the Board of Directors, J. Oliver Maggard was elected to the Audit Committee by the Board of Directors. Messrs. Grossman, Berenblut and Maggard are independent as defined in the applicable listing standards of the National Association of Securities Dealers.

The Audit Committee held five meetings during Fiscal 2003. In fulfilling its responsibilities, the Audit Committee recommended to the Board of Directors the selection of the Company's independent auditors. The Audit Committee discussed with the independent auditors the overall scope and specific plans for the adequacy of the Company's internal controls. During the Audit Committee meetings, the Audit Committee met with the independent auditors, without management present, to discuss the results of the audits, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee has reviewed and discussed the audited financial statements with the management of the Company. The meetings also were designed to facilitate any private communication with the Audit Committee desired by the independent auditors.

The Audit Committee monitored the independence and performance of the Company's independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Audited Standards, AU Section 380), as modified or supplemented. The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and discussed with the independent auditors the independent auditors' independence. The Audit Committee determined that the provision of professional services, other than audit and review services by the Company's independent auditors, is compatible with maintaining their independence. Based on its review and discussions with management and the independent auditors, the Audit Committee has recommended that the audited financial statements of the Company be included in the Company's annual report on Form 10-K for filing with the Commission.

Submitted by Current Audit Committee

Walter Grossman
Mark Berenblut
J. Oliver Maggard

PERFORMANCE GRAPH

The Company knows of no other company whose entire focus is information technology deployment services and has chosen the Media General Financial Services Information Technology Services Index (the "MG Index") as a benchmark for comparing the performance of the Company's Common Stock. The Company believes that the MG Index is comprised of companies whose primary lines of business most closely approximate the business of the Company.

The graph below compares the cumulative total stockholder return on the Common Stock of the Company with the cumulative total return on the Nasdaq Market Index and the MG Index, assuming the investment of $100 in the Company's Common Stock and each of the foregoing indices on April 30, 1998, and reinvestment of all dividends.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
Company/Index	4/30/98	4/30/99	4/30/00	4/28/01	4/30/02	4/30/03
Datatec Systems, Inc.	100.00	47.16	162.51	16.36	15.82	24.73
MG Index	100.00	91.37	172.95	103.35	116.86	84.9
Nasdaq Market Index	100.00	137.05	207.6	113.68	91.36	79.79

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Robert H. Friedman, a director of the Company, is a member of the law firm of Olshan Grundman Frome Rosenzweig & Wolosky LLP, which law firm has been retained by the Company during the last fiscal year. Fees received from the Company by such firm during the last fiscal year did not exceed 5% of such firm's revenues.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF

INCORPORATION TO INCREASE THE AUTHORIZED

SHARES OF CAPITAL STOCK

On September 8, 2003, the Board of Directors authorized an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's capital stock from seventy-nine million (79,000,000) shares to one hundred twenty-nine million (129,000,000) shares, of which one-hundred twenty-five million (125,000,000) shares would be designated as Common Stock and four million (4,000,000) shares would be designated as Preferred Stock. The stockholders are being asked to approve this proposed amendment. The shares of the Company's Common Stock, including the additional shares proposed for authorization do not have preemptive or similar rights. If approved by the stockholders, the first sentence of Article Five of the Company's Certificate of Incorporation would be amended to provide as follows:

"Fifth: The corporation is authorized to issue 129,000,000 shares, 125,000,000 of which are designated "Common Stock," $.001 par value, and 4,000,000 of which are designated "Preferred Stock," $.001 par value."

The Company is currently authorized to issue seventy-nine million (79,000,000) shares of capital stock, of which seventy-five million (75,000,000) shares are designated as Common Stock and four million (4,000,000) shares are designated as Preferred Stock. As of August 29, 2003, 48,054,556 shares of Common Stock were issued and outstanding, and approximately 17,829,011 additional shares of Common Stock were reserved for issuance upon exercise of outstanding stock options, warrants and convertible notes. As of August 29, 2003, no shares of Preferred Stock were issued and outstanding and the proposed amendment would not change the authorized number of shares of Preferred Stock.

The Board of Directors of the Company believes that it is advisable and in the best interests of the Company to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the future needs of the Company. The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the additional shares will be available for issuance from time to time by the Company in the discretion of the Board of Directors without further stockholder action, except as may be required under applicable law or exchange regulations. These shares may be issued for any proper corporate purpose including, without limitation: acquiring other businesses in exchange for shares of the Company's Common Stock; entering into collaborative arrangements with other companies in which Common Stock or the right to acquire Common Stock are part of the consideration; facilitation of broader ownership of the Company's Common Stock by effecting a stock split or issuing a stock dividend; raising capital through the sale of Common Stock; and attracting and retaining valuable employees by the issuance of additional stock options or restricted stock.

The Company presently has no commitments, undertakings or agreements for the issuance or use of the proposed additional shares of Common Stock, although it will continue to monitor market conditions in order to determine the advisability of such action. The Board of Directors believes that if an increase in the authorized number of shares of Common Stock were to be postponed until specific needs for such shares arose, the delay and expense incident to obtaining the approval of the Company's stockholders at that time could significantly impair the Company's ability to meet financing requirements or other objectives.

The issuance of the additional shares of Common Stock could have the effect of diluting earnings per share and book value per share, which could adversely affect the Company's existing stockholders. Issuing additional shares of Common Stock may also have the effect of delaying or preventing a change of control of the Company. The Company's authorized but unissued Common Stock could be issued in one or more transactions that would make more difficult or costly, and less likely, a takeover of the Company. The proposed amendment to the Company's Certificate of Incorporation is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company and the Board of Directors has no current intention to use the additional shares of Common Stock in order to impede a takeover attempt. The Company has previously adopted certain measures that may have the effect of helping to resist an unsolicited takeover attempt.

Recommendation of the Board of Directors

The Board of Directors of the Company recommends a vote "FOR" the approval of an amendment to the Certificate of Incorporation to increase the authorized shares of capital stock.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected Deloitte & Touche LLP ("Deloitte") to serve as the Company's principal independent auditors for the fiscal year ending April 30, 2004. Deloitte has served as the Company's independent auditors since April 11, 2002. Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of Deloitte be submitted to stockholders for ratification due to the significance of their appointment to the Company. If the stockholders do not ratify the appointment of Deloitte, the Board of Directors will consider the appointment of other independent auditors. A representative from Deloitte is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from stockholders.

Fees of Deloitte & Touche LLP

Audit Fees: The aggregate fees billed for professional services rendered by Deloitte for the audit of the annual financial statements of the Company for the fiscal year ended April 30, 2003 and the review of the financial statements included in the Company's Forms 10-Q for such fiscal year were approximately $259,000.

Financial Information Systems Design And Implementation Fees: No fees were billed for professional services rendered by Deloitte for financial information systems design and implementation services for the fiscal year ended April 30, 2003.

All Other Fees: No fees were billed for services rendered by Deloitte, other than the services referred to above, for the fiscal year ended April 30, 2003.

Required Vote

The affirmative vote of the holders of a majority of shares of Common Stock present, in person or by proxy, is required for ratification of the appointment of Deloitte as independent auditors of the Company. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the requisite stockholder vote.

Recommendation of the Board of Directors

The Board of Directors of the Company recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending April 30, 2004.

ANNUAL REPORT

All stockholders of record as of the Record Date have been sent, or are concurrently herewith being sent, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2003. Such report contains certified consolidated statements of the Company and its subsidiaries for Fiscal 2003.

STOCKHOLDER PROPOSALS

Stockholder proposals made in accordance with Rule 14a-8 under the Exchange Act and intended to be presented at the Company's 2004 Annual Meeting of Stockholders must be received by the Company at its principal office in Fairfield, New Jersey within a reasonable time before the Company begins to print and mail its proxy materials. The Company will inform stockholders of such date either in a report filed with the Commission and/or a press release. Such proposals should be addressed to the Corporate Secretary, Datatec Systems, Inc., 23 Madison Road, Fairfield, New Jersey 07004.

On May 21, 1998, the Commission adopted an amendment to Rule 14a-4, as promulgated under the Exchange Act. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal, which is not addressed in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. If during the prior year the Company did not hold an annual meeting, or if the date of the annual meeting has changed more than 30 days from the prior year, then notice must not have been received a reasonable time before the Company mails its proxy materials in order for the Company to be allowed to use its discretionary voting authority when the proposal is raised.

As of the date of this Proxy Statement, management knows of no matters other than those set forth herein which will be presented for consideration at the Annual Meeting.

By Order of the Board of Directors,

/s/ Isaac J. Gaon
ISAAC J. GAON
Chairman of the Board and
Chief Executive Officer

September ___, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

DATATEC SYSTEMS, INC.

Proxy - Annual Meeting of Stockholders
October 21, 2003

The undersigned, a stockholder of Datatec Systems, Inc., a Delaware corporation (the "Company"), does hereby constitute and appoint Isaac J. Gaon and Mark J. Hirschhorn and each of them, the true and lawful attorney and proxy with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at 23 Madison Road, Fairfield, New Jersey 07004, on Tuesday, October 21, 2003, at 10:00 A.M., local time, or at any adjournment or adjournments thereof.

The undersigned hereby instructs said proxies or their substitutes:

1. ELECTION OF DIRECTORS

FOR all nominees listed below _____ WITHHOLD authority to vote______
(except as marked to the for all nominees listed below
contrary below)

Director Nominees: Isaac J. Gaon, William J. Adams, Jr., Robert H. Friedman, David M. Milch, Walter Grossman, Mark L. Berenblut and J. Oliver Maggard to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualify.

To withhold authority to vote for less than all of the nominees, write the name of the nominee(s) in the space provided below

2. APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK FROM SEVENTY-NINE MILLION (79,000,000) SHARES TO ONE HUNDRED TWENTY-NINE MILLION (129,000,000) SHARES
FOR________	AGAINST________	ABSTAIN_________

3. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS
FOR________	AGAINST________	ABSTAIN_________

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE DIRECTORS, TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK, TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENTAUDITORS AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY WITH RESPECT TO ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

Dated ______________, 2003

____________________ (.S.)

____________________ (.S.)
Signatures

NOTE: Your signature should appear the same as your name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if mailed in the United States.